2025 Earnings Release Presentation February 19, 2026

Available Information On February 19, 2026, Consolidated Edison, Inc. issued a press release reporting its 2025 earnings and filed with the Securities and Exchange Commission the company’s 2025 Form 10-K. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-K. Copies of the earnings press release and the Form 10-K are available at: www.conedison.com/en/. (Select “For Investors” and then select “Press Releases” and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “goal,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and may be subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber attack could adversely affect it; artificial intelligence is an emerging area of technology that has the potential to impact various aspects of business operations and customer interactions of Con Edison and its subsidiaries; the failure of processes and systems, the failure to retain and attract employees and contractors, and their negative performance could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it faces risks related to health epidemics and other outbreaks; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions, inflation and the imposition of tariffs (or subsequent changes to tariffs once announced or implemented); and it also faces other risks that are beyond its control. This list of factors is not all-inclusive because it is not possible to predict all factors that could cause actual results or developments to differ from the forward-looking statements. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as adjustments to the loss (gain) and other impacts related to the sale of all of the stock of its former subsidiary, the Clean Energy Businesses, in 2023, the effects of HLBV accounting for tax equity investments and accretion of the basis difference of Con Edison's equity investment in MVP, the impairment loss related to Con Edison’s investment in Honeoye, transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye, remeasurement of deferred state income taxes related to the previously recorded impairment of MVP and the gain on the sale of an interest in a solar electric production project. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance. See slides 31, 32, 36, 41, 45, 46 and 47 for a reconciliation of non-GAAP financial measures to their GAAP equivalent. For more information, contact: Jan Childress, Director, Investor Relations Caroline Elsasser, Section Manager, Investor Relations Allison Duignan, Sr. Analyst, Investor Relations Tel: 212-460-6611 Tel: 212-460-4431 Tel: 212-460-6912 Email: childressj@coned.com Email: elsasserc@coned.com Email: duignana@coned.com Investor Relations conEdison.com 2

3 Our Investment Thesis Con Edison is a durable, steady, and reliable investment that can endure our changing and challenging times 3 • Constructive and stable regulatory environment ◦ Three-year CECONY electric and gas joint proposal approved by the New York State Public Service Commission (NYSPSC) in January 2026 ◦ Transparent regulatory environment in New York with revenue predictability • Reliable and stable earnings growth with solid financial management ◦ No long-term holding company debt ◦ Disciplined capital allocation and commitment to affordability • Positioned for long-term growth through electrification ◦ 6% - 7% 5-year adjusted earnings per share (EPS) (non-GAAP) compound annual growth rate (CAGR) target for 2026 - 2030 ◦ Byproduct of customer demand and alignment with local policy • Durable business with a 200-year track record ◦ Longest operating investor-owned energy utility in the U.S. ◦ Nation leading reliability ◦ 4.4% increase in annualized dividend leading to 52nd straight year of dividend increases Pillars of Our Strategy • Durability & Revenue Predictability • Growth Through Electrification • Serving a Territory of National Importance Requiring Continuous Investment

2025 Financial Highlights • $5.66 earnings per share (GAAP) / $5.70 adjusted earnings per share (non-GAAP) - top end of guidance for the year ◦ Five-year EPS CAGR of 11.46% ◦ Five-year adjusted EPS CAGR of 6.4% exceeding the 2020-2025 adjusted EPS CAGR forecast of 3-5%(a) • 52nd straight year of dividend increases ◦ January 2026 annualized increase of $0.15 per share to $3.55 • CECONY and parties reached settlement in electric & gas rate proceedings ◦ In January 2026, the NYSPSC approved the three-year electric and gas rate plans with ~$17 billion in capital investments ◦ ROE of 9.40% and 48% equity ratio • CECONY filed proposed new steam rates effective November 1, 2026 • Strategic execution of the sale of Con Edison's interest in Mountain Valley Pipeline expected in first half 2026 4 (a) Adjusted EPS is a non-GAAP financial measure. See slide 47 for a reconciliation to the most comparable GAAP information. The five-year EPS and adjusted EPS CAGR were calculated using EPS and adjusted EPS for each of 2020 and 2025, respectively. Adjusted EPS (non-GAAP) differs from GAAP EPS due to the factors described under "Non-GAAP Finance Measures" on slide 2.

2026 and Long-Term Outlook 5 Introduced $6.00 to $6.20 2026 adjusted earnings per share (EPS) guidance range (non-GAAP) 6% - 7%(a) 5-year adjusted EPS growth target 2026 - 2030 Annual Utilities' investment earnings base CAGR target 8.6%(b) Forecasted 2026 - 2030 $38 billion Capital Investment forecasted 2026 - 2030 52 consecutive years of dividend increases 4.4% increase in 2026 Dividend King - creating long-term value Dividend payout target of 55% - 65% adjusted earnings (non-GAAP) (a) Adjusted EPS is a non-GAAP financial measure. See slide 47 for a reconciliation to the most comparable GAAP information. The CAGR target is calculated using the midpoint of 2026 adjusted EPS guidance and therefore, Con Edison is not able to provide a corresponding GAAP equivalent. Adjusted EPS (non-GAAP) differs from GAAP EPS due to the factors described under “Non-GAAP Finance Measures” on slide 2. (b) Utilities' investment earnings base CAGR includes average rate base and surcharge recovery (average balance)

Delivering Adjusted EPS (non-GAAP) Growth for our Investors(a) 6 Consistently delivering actual adjusted EPS growth rates in excess of guidance Source: ED Annual Earnings Press Releases Note: Long-term EPS Growth Achieved (in progress) based on the mid-point of the Annual Adjusted EPS Guidance (Base EPS) for the current year. (a) Adjusted EPS is a non-GAAP financial measure. See slide 47 for a reconciliation to the most comparable GAAP information. The historical adjusted EPS growth achieved (2021-2025) was calculated using the midpoint of the applicable historical adjusted EPS guidance and therefore, Con Edison is not able to provide a corresponding GAAP equivalent. Adjusted EPS (non-GAAP) differs from GAAP EPS due to the factors described under “Non-GAAP Finance Measures” on slide 2. 2021 2022 2023 2024 2025 Annual Adjusted EPS Guidance $4.15 - 4.35 $4.40 - 4.60 $4.75 - 4.95 $5.20 - 5.40 $5.50 - 5.70 GAAP EPS $3.86 $4.68 $7.25 $5.26 $5.66 Actual Adjusted EPS $4.39 $4.57 $5.07 $5.40 $5.70 Base EPS for 5-year Adjusted EPS Growth $4.25 $4.50 $4.85 $5.30 $5.60

CECONY Leads in Reliability 7 CECONY operates complex energy systems, and its electric delivery system is nine times more reliable than the national average • Approximately 70% of CECONY's and O&R's electric transmission and distribution systems are underground • We use the findings of our science-based climate studies to inform our Climate Change Resiliency Plans • Over 1.2 million weather related customer outages have been avoided through resilience investments Source: Con Edison Customer Interruption Analysis System; NYSDPS Electric Service Reliability Reports Complex Reliable Dense

8 Growth Through Electrification One of the largest electrification efforts in the United States 8 • Broad electric growth across our service territory ◦ About 44% of estimated new business load is for electric heat or electric vehicle charging(a) ◦ As new buildings are going up, we're seeing a 20% to 25% increase in their electric demand request ◦ In 2025, 20 MW of fast-charging capacity were installed in our territory, representing a growth of 18% from 2024 installations ◦ CECONY's and O&R's Medium and Heavy-Duty Make-Ready programs are supporting the electrification of more than 500 trucks and buses • Wide-ranging commercial customer demand for electricity ◦ Etihad Park Major League Soccer stadium and Metropolitan Park entertainment complex in Queens ◦ John F. Kennedy (JFK) International Airport construction and modernization ◦ Hunts Point Food Distribution Center redevelopment and electrification • Substation build-out to support growth ◦ Between 2026 and 2034, CECONY projects 9 and O&R projects 13 new substations ◦ Double redundancy in CECONY’s networks sets us apart from the rest of the U.S. allowing us to maintain highly reliable service to our customers (a) For new business requests received between May 2024 - April 2025 of over 100 kVA

9 Powering the Economic Core of the Nation CECONY serves 9 million people and 350,000 businesses in New York City and Westchester County — a region that makes up one of the largest economies in the country 9 • The communities we serve ◦ Largest central business district in the U.S. ◦ World-leading hospitals ◦ Nearly 200,000 small businesses ◦ Largest public school system in the U.S. • Support critical national infrastructure including ◦ Metropolitan Transportation Authority - North America's largest transportation network ◦ The Port Authority of New York and New Jersey which builds, operates, and maintains many of the most important transportation and trade infrastructure assets in the country ▪ LaGuardia and JFK Airports ▪ The first port of call for the vast majority of transatlantic container vessels serving the East Coast and among the top three busiest in the country ◦ The New York Stock Exchange and NASDAQ Sources: CECONY - Our Economic Impact Study; Port Authority Press Release Dec. 18, 2025; About the MTA

Customer Affordability CECONY electric customer bills are lower than our proxy peer average on both a total bill and share of wallet basis 10 Information derived from data published by the U.S. Energy Information Administration (as of January 2026), St. Louis FRED, and CECONY’s internal analysis. Three year (2022 – 2024) average customer electric bills are annualized full-service residential bills. Share of wallet calculated as annual bill over median income. The “peers” are Con Edison’s proxy peers set forth in its proxy statement filed in April 2025, excluding CenterPoint Energy because directly comparable data was not available, and including O&R.

Con Edison Electric Bills Over Time Compared to Peers' CECONY has generally improved their affordability over time with the majority of CECONY customers receiving bills below peer average Source: Energy Information Administration Note: CECONY’s and the peers’ numbers are the three-year rolling average monthly bill for residential customers, with available EIA data. The “peers” are Con Edison’s proxy peers set forth in its proxy statement filed in April 2025, excluding CenterPoint Energy because directly comparable data was not available, and including O&R. 11 Ranking average electric bills by utility ($/month, 3-yr average)

Helping Our Most Vulnerable Customers In 2025, over half a million income eligible customers in New York and New Jersey received discounts through Con Edison’s monthly bill discount programs and together the utilities applied $268 million in discounts to customer bills(a) 12 • Customers enrolled in CECONY's and O&R's Energy Affordability Programs (EAP) receive bill discounts aimed at reducing energy burden to 6% of wallet • In 2025, the utilities’ programs provided $268 million in monthly discounts to help make bills more affordable for our most vulnerable customers • As of January 2026, over 438,000 customers, or ~14% of residential customers, across CECONY's and O&R's service territories are enrolled in the EAP, New York’s monthly bill discount program • In January 2026, CECONY and O&R expanded eligibility for the New York EAP to income-qualified low- and moderate-income residential customers who were not previously eligible for the program (a) Monthly bill discount programs include those for CECONY, O&R and RECO. Matter Master: 14-02621/14-M-0565.

Helping Customers Manage Energy Bills 13 Financial Assistance Programs for Vulnerable Customers • Monthly bill discounts reduce monthly energy costs for low- and moderate-income customers – Energy Affordability Program (EAP) aims to manage typical customer’s energy bills to 6% of wallet in NY – Statewide Solar for All and Renewable Energy Access and Community Help programs provide additional discounts to low-income EAP customers living in disadvantaged communities in NY – Energy Affordability Guarantee Pilot provides bill relief for low-income customers who install electric heat pumps at home in NY – The Universal Service Fund (USF) provides New Jersey customers credits to reduce monthly energy bills • Annual and one-time grants help low-income customers struggling to pay heating costs or past-due balances – Federal Home Energy Assistance Program – CECONY's and O&R’s Grant Programs EnergyShare and Neighbor Fund – Other grants available from local social service agencies and nonprofit partners • The Fresh Start program helps New Jersey customers eligible for USF who have fallen behind on bills to pay down outstanding balances through monthly arrears forgiveness For more information visit: Financial Assistance Programs: EAP, HEAP & More | Con Edison; New York Programs | Orange & Rockland Energy Savings Programs • Energy Efficiency for Renters and Homeowners – Customers can save with professionally installed insulation and air sealing – Customers can claim a rebate for their smart thermostat – Eligible customers can receive incentives to replace gas appliances with electric For more information visit: Energy Efficient Savings for Renters and Homeowners | Con Edison; Rebates, Incentives, and Tax Credits | Orange & Rockland • SmartCharge New York Program – Electric vehicle (EV) drivers can earn cash incentives for charging their EV during overnight off-peak times, year round For more information visit: SmartCharge New York Program (for EV Drivers and Light-Duty Fleets)  | Con Edison; SmartCharge New York | Orange & Rockland Operational Cost Management • Smart Meters – Our largest utility investment to date, smart meters are projected to result in $3.2 billion in net savings over the life of the equipment • Resilience Investments – Our plans build on the more than $1 billion in post-Sandy storm-hardening investments we made, which have helped avoid nearly 1.2 million outages • Strategic Sourcing – Our Supply Chain team has negotiated rebates into select contracts resulting in realized benefits of $10.8 million in 2025

Capital Investments to Maintain Reliability, Meet Growing Demand and Enhance Resiliency $3,964 $4,465 $4,509 $4,728 $4,996 $6,595 $6,759 $7,152 $8,599 $8,588 $3,635 $4,001 $4,379 $4,699 $4,946 $6,533 $6,592 $6,939 $8,524 $8,571 $298 $399 $81 $31 $65 $49 $29 $50 $62 $167 $213 $75 $17 2021 2022 2023 2024 2025 2026E 2027E 2028E 2029E 2030E Actual Forecast (c) CECONY & O&R - actual Con Edison Transmission - actual Clean Energy Businesses - actual CECONY & O&R - forecast Con Edison Transmission - forecast a. Forecast for 2026, 2027 and 2028 reflects CECONY’s new Electric and Gas rate plans (Case 25-E-0072 & 25-G-0073) approved in January 2026. b. Forecast for 2026 and 2027 reflects O&R’s Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025. c. 2025 Form 10-K, page 30. ($ in millions) 14 (a)(b) (a)(a)(b)

Average Rate Base Balances[a][e]

Long-term growth is spurred by accelerating customer adoption of cleaner energy alternatives

($ in millions)



O&R
CECONY
$35,038
$1,799
$33,239
$37,309
$1,929
$35,380
$40,241
$2,049
$38,192
$43,516
$2,209
$41,307
$46,352
$2,415
$43,937
$48,957
$2,591
$46,366
$52,433
$2,946
$49,487
$57,363
$3,094
$54,269
$62,085
$3,262
$58,823
$67,154
$3,481
$63,673
Actual
Forecast

		2021	2022	2023	2024	2025	2026E	2027E	2028E	2029E	2030E
CECONY	Electric[b][d]	$23,614	$24,753	$26,680	$29,279	$31,456	$32,935	$35,149	$39,174	$42,700	$46,543
	Gas[b][d]	8,008	8,924	9,692	10,115	10,559	11,485	12,050	12,615	13,461	14,363
	Steam[d]	1,617	1,703	1,820	1,913	1,922	1,946	2,288	2,480	2,662	2,767
O&R	Electric[c][d]	965	1,032	1,083	1,191	1,337	1,393	1,646	1,737	1,833	1,950
	Gas[c][d]	527	578	626	654	695	791	863	880	924	992
RECO	Electric[d]	307	319	340	364	383	407	437	477	505	539

a. Excludes the Utilities' average interest bearing Construction Work in Progress (CWIP) of approximately $2.6 billion at year-end 2025, with annual average balances expected to range between approximately $2.1 billion and $3.9 billion from 2026 - 2030.
b. Forecast for 2026, 2027 and 2028 reflects CECONY's new Electric and Gas rate plans (Case 25-E-0072 & 25-G-0073) approved in January 2026.
c. Forecast for 2026 and 2027 reflects O&R's Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025.
d. Amounts reflect the company's five-year forecast as of January 2026.
e. Amounts for energy efficiency and heat pump programs are excluded in the forecast for years 2026 – 2030. In May 2025, the NYSPSC issued two orders for Low- to Moderate-Income and Non-Low- to Moderate-Income that directed CECONY and O&R to recover 2026-2029 energy efficiency and heat pump programs (formerly known as New Efficiency New York) through surcharge rather than base rates. See page 34 to the 2025 Form 10-K.

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CECONY and O&R Average Investment Earnings Base(a)(b)(c)(d) 16 Reflects CECONY's electric and gas rate plans approved by the NYSPSC in January 2026 ($ in millions) Surcharge recovery programs (not in base rates) are primarily comprised of Transportation Electrification (Electric Vehicles Make Ready Program), Utility Thermal Energy Networks, Utility Storage Dispatch Rights, and Energy Efficiency and Heat Pump programs (formerly known as New Efficiency New York). a. Excludes the Utilities' average interest bearing CWIP. b. Forecast for 2026, 2027 and 2028 reflects CECONY’s Electric and Gas rate plans (Case 25-E-0072 & 25-G-0073) approved in January 2026. c. Forecast for 2026 and 2027 reflects O&R’s Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025. d. Amounts for energy efficiency and heat pump programs are included in the average rate base for CECONY and O&R from 2021 - 2025. In May 2025, the NYSPSC issued two orders for Low- to Moderate-Income and Non-Low- to Moderate-Income that directed CECONY and O&R to recover 2026-2030 energy efficiency and heat pump program activity through surcharge rather than base rates. See page 34 to the 2025 Form 10-K. $35,042 $37,330 $40,296 $43,630 $46,631 $50,173 $54,233 $59,630 $64,811 $70,394 $35,038 $37,309 $40,241 $43,516 $46,352 $48,957 $52,433 $57,363 $62,085 $67,154 $4 $21 $55 $114 $279 $1,216 $1,800 $2,267 $2,726 $3,240 Average Rate Base Surcharge Recovery (Average Balance) 2021 2022 2023 2024 2025 2026E 2027E 2028E 2029E 2030E 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 5-year CAGR 8.6%

Financing Plan for 2026-2030(a) ($ in millions) Equity 2026 2027 2028 - 2030 Common Equity Issuance(b) up to $1,100 up to $1,200 up to $3,300 Debt 2026 2027 2028 - 2030 Long-term Debt up to $3,200 up to $3,000 up to $9,900 a. Con Edison’s estimates of its capital requirements and related financing plans reflect information available and assumptions at the time the statements are made and include, among other things, the assumptions that the Utilities’ forecasted capital investments and financing plans through 2030 are approved by the NYSPSC. Actual developments and the timing and amount of funding may differ materially. b. Excludes common equity issued under Con Edison's dividend reinvestment, employee stock purchase and long-term incentive plans. c. Includes $500 million borrowed under a 364-day senior unsecured term loan credit agreement in November 2025. Debt Maturities 2026 2027 2028 2029 2030 Con Edison $— $— $— $— $— CECONY 750(c) 700 800 — 600 O&R — 80 — 44 35 Total $750 $780 $800 $44 $635 17

Dividend King A focus on long-term shareholder value has resulted in a 4.4% annualized dividend increase in 2026, contributing to 52 consecutive years of dividend growth with a CAGR of 5.56% 18

Regulatory Updates 19

20 Constructive Relationship with our Regulator in New York State 20 • Revenue predictability ◦ Revenue decoupling mechanism in place for CECONY and O&R New York electric and gas ◦ Weather normalization clause in place for CECONY gas and steam and O&R New York gas • Formulaic approach to return on equity ◦ 2/3 Discounted Cash Flow Model ◦ 1/3 Capital Asset Pricing Model • Reduced regulatory lag ◦ Fully-forecasted rate year reflecting a historical test year ◦ Timely recovery of fuel and commodity costs ◦ True-ups (reconciliations) for major costs including pensions, environmental costs, property taxes, variable- rate debt and uncollectible write-offs of customer accounts receivable balances and late payment fees

21 21 Rate Case Filing Status (a) Average rate base for 12 months ended December 31, 2025 Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc. Regulator Rate Base(a) ($ millions) Current Plan Start Date Current Plan End Date Status C EC O N Y Electric New York State Public Service Commission (NYSPSC) $31,456 Jan 2026 Dec 2028 Joint Proposal approved January 2026 Gas NYSPSC 10,559 Jan 2026 Dec 2028 Steam NYSPSC 1,922 Nov 2023 Oct 2026 Filed rate case in November 2025 O & R O&R - NY Electric NYSPSC 1,337 Jan 2025 Dec 2027 Joint Proposal approved March 2025 O&R - NY Gas NYSPSC 695 Jan 2025 Dec 2027 Rockland Electric New Jersey Board of Public Utilities (NJBPU) 383 Jan 2022 N/A Filed update to June and August 2025 requests in October 2025

Summary of CECONY Electric & Gas Three-Year Rate Plans

In January 2026, the NYSPSC approved the November 2025 Joint Proposal for new electric and gas rate plans for the three-year period January 2026 - December 2028.

Return on Equity and Equity Ratio

Return on equity……………..9.40%
Equity ratio……………………48%

Rate Changes and Capital Investments

	Electric Case number 25-E-0072			Gas Case number 25-G-0073		
($ in millions)	**Rate Change**	**Average Rate Base**	**Capital Investments**	**Rate Change**	**Average Rate Base**	**Capital Investments**
Rate Year 1: 2026	$222	$32,935	$4,550	($46)	$11,485	$1,093
Rate Year 2: 2027	473	35,149	4,474	170	12,050	1,057
Rate Year 3: 2028	329	39,174	4,712	93	12,615	1,065
Total Annual Shaped Bill Impact[(a)]	2.80%			2.01%		

Note: The electric base rate increases will be implemented on a shaped bill impact basis resulting in a consistent total bill impact of 2.80% each year with corresponding base rate increases of $234 million in Yr. 1; $410 million in Yr. 2; and $421 million in Yr. 3.The gas base rate changes will be implemented on a shaped bill impact basis resulting in a consistent total bill impact of 2.01% each year with corresponding base rate increases of $28 million in Yr. 1; $69 million in Yr. 2; and $70 million in Yr. 3.

(a) Total annual shaped bill impact describes a consistent bill impact percent each year with different annual base rate increase amounts (see note above).
Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc.

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23 23 Summary of CECONY Steam Rate Filing (a) Rate Year 1 amounts were proposed. CECONY provided Rate Year 2 and Rate Year 3 amounts in rate filing for illustration. Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc. Steam Case number 25-S-0741 ($ in millions) Rate Change Average Rate Base Capital Investments Rate Year 1: 11/2026 - 10/2027 $66 $2,256 $189 Rate Year 2: 11/2027 - 10/2028 50 2,446 200 Rate Year 3: 11/2028 - 10/2029 50 2,644 220 Annual levelized rate increase(a) $58 In November 2025, CECONY submitted to the NYSPSC a rate filing in support of new steam rates to become effective November 1, 2026 Return on equity……………..9.90% Equity ratio……………………48% Proposed Return on Equity and Equity Ratio Proposed Rate Changes and Capital Investments Key Drivers of Proposed Rate Year 1 Changes ($ millions) New infrastructure investment $31 Operating expenses 27 Sales 21 Regulatory amortizations 12 Financing costs 11 Depreciation expense (7) Taxes (9) Other operating expenses (20) Total Rate Increase $66

24 24 Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc. Estimated Timeline for CECONY Steam Rate Case Nov 2025 Feb 2026 Mar 2026 Apr 2026 May 2026 Jun 2026 Jul 2026 Aug 2026 Sep 2026 Oct 2026 Nov 2026 Filing with NYSPSC Company Update (optional) Staff/Intervenor Testimony Rebuttal Testimony Settlement Negotiations New Rates in Effect Joint Proposal Typical timeline for rate setting process: Evidentiary Hearings will begin if settlement is not reached Initial Briefs Reply Briefs ALJ Recommended Decision Briefs on Exception Final Rate Decision

$72 Billion of Investments Identified in CECONY Integrated Long-Range Plan for Electric, Gas and Steam Services(a) (a) The Integrated Long-Range Plan was issued in January 2025 and includes capital investments requested by CECONY in January 2025 in its electric and gas rate filings. An updated Integrated Long-Range Plan is expected to be issued to align with the next CECONY electric and gas rate case filing in January 2028. Source: Long Range Plans | Con Edison Over $66 billion of our investments over the next 10 years are in core service, which supports safety and reliability • Core Service: Provide world-class safety, reliability, and security, while managing the customer rate impacts and equity challenges of the energy transition • Clean Energy: Support economy-wide net zero greenhouse gas emissions in our service territories by 2050 • Climate Resilience: Increase the resilience of our energy infrastructure to adapt to the impacts of severe weather events • Customer Engagement: Deliver an industry- leading customer experience throughout the energy transition $72 billion in investments from 2025 - 2034 25

INTERNAL Summary of RECO Electric Rate Filing Return on equity……………..10.30% Equity ratio……………………50.04% RECO’s Proposed Rate Changes RECO Proposed Return on Equity and Equity Ratio Key Drivers of Proposed 2026 Electric Rate Increase ($ millions) In October 2025, RECO further updated its June and August 2025 requests with the New Jersey Board of Public Utilities for an electric rate increase effective January 1, 2026. Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc. 26 • Requesting approval of a $31.8 million revenue increase • 11.2% total electric bill increase Operations & Maintenance expenses $11 Rate Base growth 10 Depreciation expense 5 Other 3 Return on equity 2 Sales 1 Total Rate Increase $32

NYSPSC & NYISO Proceedings and Developments 27 a. NYSPSC docket number 15-E-0302 b. NYSPSC docket number 25-E-0764 Utility Ownership of Renewables (a) • In October 2025, CECONY and O&R, along with other New York utilities, submitted comments to implement a large-scale renewable program as part of NYSPSC's clean energy standard proceeding. These utilities proposed a regulated large-scale renewables ownership model whereby the New York utilities would jointly procure and own renewable generation in New York State based on an initial level of 1 GW of annual new capacity. The New York utilities would recover their cost of service, as they do with existing capital investments, and any renewables' costs that are not offset by their associated power revenues would be allocated to supply customers statewide. The NYSDPS Staff is expected to issue a white paper before May 2026, which would be subject to stakeholder comment, and followed by an NYSPSC order. Electric Reliability Needs • In October 2025, the NYISO issued its 2025 Q3 Short-Term Assessment of Reliability (STAR) that identifies a bulk power system electric reliability need in New York City beginning in the summer of 2026 and continuing through 2030. The need is primarily driven by forecasted increases in peak demand, deactivation notices of existing generation on the Gowanus and Narrows barges and the uncertainty as to whether certain planned projects will be completed and energized within the forecasted time period (the Gowanus- Greenwood 345-138 kV feeder and the Champlain Hudson Power Express transmission line in May 2026, Empire Wind 1 in July 2027 and Propel NY in May 2030). In its 2025 Q4 STAR report issued in January 2026, the NYISO observed that the scope, scale, and nature of the forecasted reliability need remains unchanged. NYISO previously solicited both market-based and regulated solutions which remain under evaluation by the NYISO. • In December 2025, CECONY issued its preliminary 2025 Local Transmission Plan (LTP), which projected reliability needs in New York driven by increasing load demand, cumulative generator retirements without incremental new generation resources, and reliability design criteria updates. Following CECONY’s preliminary 2025 LTP, the NYSPSC issued an order directing CECONY to develop a reliability contingency plan by June 2026 to address projected reliability needs in New York City. (b) • In January 2026, pursuant to the NYSPSC order, CECONY filed its updated projection of reliability needs in New York City of 125 MW beginning in 2032 and increasing to 750 MW by 2036. Additionally, CECONY issued a Request for Information (RFI) to engage with stakeholders for the submission of feasible, effective, timely and cost-effective options to meet these needs. The RFI will be used to inform CECONY's New York City reliability contingency plan.

NYSPSC & NYISO Proceedings and Developments (continued) 28 a. NYSPSC docket number 14-M-0565 b. NYSPSC docket number 25-M-0248 c. NYSPSC docket number 25-M-0249 Energy Efficiency and Building Electrification Implementation Plans • In November 2025, the New York State Department of Public Service Staff (NYSDPS Staff) approved(b) CECONY and O&R's Non-Low to Moderate (Non-LMI) Income Energy Efficiency and Building Electrification Implementation Plans and the New York State Clean Heat Program Implementation Plan. The approval authorizes program implementation to begin January 1, 2026, for all programs except the Downstate and Upstate Regional Weatherization Programs, which are pending further action by the NYSPSC in the same proceeding. The NYSDPS Staff's approval requires certain program modifications to be addressed through subsequent re-filings. CECONY's Non- LMI Budget is $1.68 billion to be implemented from 2026 - 2030. O&R's Non-LMI Portfolio Budget is approximately $110 million to be implemented from 2026 - 2030. • In December 2025, DPS Staff approved(c) separately the Low to Moderate Income (LMI) Energy Efficiency and Building Electrification (EE/BE) Implementation Plan, which was jointly filed in October 2025 by CECONY and the New York State Energy Research and Development Authority, among others. The approval authorizes program implementation of the LMI EE/BE Portfolio to begin January 1, 2026, and requires modifications to be addressed through subsequent re-filings. CECONY's LMI Budget of $457 million is to be implemented from 2026 - 2030. Energy Affordability Program (EAP)(a) • In November 2025, the NYSPSC approved an emergency order extending the pause on automatic disenrollments from the EAP through November 30, 2026. This follows the October 2025 petition by New York utilities, including CECONY and O&R, which sought to prevent customers from being disenrolled as a result of impacts from the federal government shutdown. The EAP relies heavily on data from federal assistance programs to verify customer eligibility. The November 2025 order directs the Utilities to continue pausing disenrollments through November 2026 and re-enroll customers who were disenrolled on or after October 1, 2025.

Strong Economic Performance in 2025 29

Dividend and Earnings Announcements

- On January 27, 2026, the company declared a quarterly dividend of 88.75 cents a share on its common stock.
- On February 19, 2026, the company issued a press release in which it forecasts adjusted earnings per share (non-GAAP) for the year 2026 to be in the range to $6.00 to $6.20 a share.[a]

4Q 2025 vs. 4Q 2024


$0.82
$0.90
$0.89
$0.98
2025
2024
2025
2024
Reported EPS (GAAP)
Adjusted EPS (Non-GAAP)[b]

2025 vs. 2024


$5.66
$5.26
$5.70
$5.40
2025
2024
2025
2024
Reported EPS (GAAP)
Adjusted EPS (Non-GAAP)[b]

a. Con Edison's forecast of adjusted earnings per share for the year 2026 excludes the gain on the sale of Con Edison's interest in MVP, accretion of the basis difference of Con Edison's equity investment in MVP, HLBV accounting for tax equity investments and transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye, the amounts of which, if any, will not be determinable until year-end. Accordingly, the company is unable to provide equivalent measures determined in accordance with generally accepted accounting principles in the United States of America (GAAP).

b. Adjusted earnings and adjusted earnings per share in 2025 exclude the impact of the impairment loss related to Con Edison's investment in Honeoye Storage Corporation (Honeoye), remeasurement of deferred state income taxes related to the previously recorded impairment of MVP, transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye and the gain on the sale of an interest in a solar electric production project. Adjusted earnings and adjusted earnings per share in 2025 and 2024 exclude accretion of the basis difference of Con Edison's equity investment in MVP, adjustments to the loss (gain) and other impacts related to the sale of all of the stock of its former subsidiary, the Clean Energy Businesses, in 2023 and the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments.

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4Q 2025 EPS (GAAP) to Adjusted EPS (non-GAAP) Reconciliation

	Earnings per Share		Net Income for Common Stock ($ in Millions)	
	2025	2024	2025	2024
Reported EPS and Net Income for Common Stock – GAAP basis	**$0.82**	**$0.90**	**$297**	**$310**
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (pre-tax) (a)	—	0.09	—	33
Income taxes (a) (b)	—	(0.01)	—	(5)
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (net of tax)	**—**	**0.08**	**—**	**28**
Accretion of the basis difference of Con Edison's equity investment in MVP	(0.01)	(0.01)	(3)	(3)
Income taxes (c)	—	—	1	1
Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax)	**(0.01)**	**(0.01)**	**(2)**	**(2)**
Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye (pre-tax)	0.04	—	16	—
Income taxes (d)	(0.01)	—	(4)	—
Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye (net of tax)	**0.03**	**—**	**12**	**—**
Remeasurement of deferred state income taxes related to the previously recorded impairment of MVP (net of federal income taxes) (e)	**0.02**	**—**	**7**	**—**
Impairment loss related to investment in Honeoye (pre-tax)	0.04	—	13	—
Income taxes (f)	(0.01)	—	(3)	—
Impairment loss related to investment in Honeoye (net of tax)	**0.03**	**—**	**10**	**—**
Gain on the sale of an interest in a solar electric production project (pre-tax)	—	—	(4)	—
Income taxes (g)	—	—	1	—
Gain on the sale of an interest in a solar electric production project (net of tax)	**—**	**—**	**(3)**	**—**
HLBV effects (pre-tax)	—	0.01	(1)	5
Income taxes (h)	—	—	—	(1)
HLBV effects (net of tax)	**—**	**0.01**	**(1)**	**4**
Adjusted EPS and Adjusted Earnings – non-GAAP basis	**$0.89**	**$0.98**	**$320**	**$340**

a. On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses. The loss (gain) and other impacts related to the sale of all of the stock of the Clean Energy Businesses were adjusted during the three months ended December 31, 2024 ($0.09 a share and $0.07 a share net of tax or $33 million and $25 million net of tax) to reflect closing adjustments.
b. The amount of income taxes for the adjustment on the gain on the sale of all of the stock of the Clean Energy Businesses had an effective tax rate of 24% for the three months ended December 31, 2024. Amounts shown include the impact of the changes in state unitary tax apportionments ($0.01 a share net of federal taxes or $3 million net of federal taxes) for the three months ended December 31, 2024.
c. The amount of income taxes was calculated using a combined federal and state income tax rate of 25% and 22% for the three months ended December 31, 2025 and 2024, respectively.
d. The amount of income taxes was calculated using a combined federal and state income tax rate of 28% for the three months ended December 31, 2025.
e. The remeasurement of deferred state income taxes due to changes in state apportionment on the previously recorded impairment net of accretion of the basis difference on MVP, net of federal income taxes at 21% for the three months ended December 31, 2025.
f. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three months ended December 31, 2025.
g. The amount of income taxes was calculated using a combined federal and state income tax rate of 28% for the three months ended December 31, 2025.
h. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the three months ended December 31, 2024.

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Variance in Reported EPS (GAAP) Variance in Adjusted EPS (non-GAAP) 4Q 2024 Reported EPS CECONY O&R CET Other 4Q 2025 Reported EPS $0.90 $(0.13) $(0.02) $(0.07) $0.82 4Q 2024 Adjusted EPS CECONY O&R CET Other 4Q 2025 Adjusted EPS $0.98 $(0.13) $(0.02) $0.05 $0.89 (a) (a) $0.01 $0.14 a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025. Walk from 4Q 2024 EPS to 4Q 2025 EPS and 4Q 2024 Adjusted EPS (non-GAAP) to 4Q 2025 Adjusted EPS (non-GAAP) 32

EPS (GAAP Basis) Adjusted EPS (non-GAAP Basis) Higher electric rate base $0.04 $0.04 CECONY(a) Higher income from allowance for funds used during construction 0.02 0.02 Higher electric, gas and steam operations and maintenance expense (0.10) (0.10) Higher corporate expenses (0.06) (0.06) Dilutive effect of issuance of common shares (0.04) (0.04) Other 0.01 0.01 Total CECONY $(0.13) $(0.13) Timing of recognition of electric and gas revenues in accordance with the rate plans $(0.02) $(0.02) O&R(a) Higher interest expense on long-term debt (0.01) (0.01) Higher storm-related costs (0.01) (0.01) Gas base rate increase 0.01 0.01 Other 0.01 0.01 Total O&R $(0.02) $(0.02) 4Q 2025 vs. 4Q 2024 EPS and Adjusted EPS (non-GAAP) Variances – Three Months Ended Variation a. Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. The Utilities' gas and CECONY’s steam sales are subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations. 33

EPS (GAAP Basis) Adjusted EPS (non-GAAP Basis) Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye $(0.03) $— CET Impairment loss related to investment in Honeoye (0.03) — Remeasurement of deferred state income taxes related to the previously recorded impairment of MVP (0.02) — Other 0.01 0.01 Total CET $(0.07) $0.01 Loss (gain) and other impacts related to the sale of the Clean Energy Businesses $0.08 $— Other, including parent company expenses(a) Lower accrued commitment to Consolidated Edison Foundation, Inc. 0.03 0.03 Lower taxes other than income taxes 0.01 0.01 HLBV effects 0.01 — Other 0.01 0.01 Total Other $0.14 $0.05 Total Variance $(0.08) $(0.09) 4Q 2025 vs. 4Q 2024 EPS and Adjusted EPS (non-GAAP) Variances – Three Months Ended Variation 34 a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025.

4Q 2025 vs. 4Q 2024 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company CECONY O&R CET Other(e) Total Reported EPS – GAAP basis $0.83 $0.04 $(0.04) $(0.01) $0.82 Accretion of the basis difference of Con Edison's equity investment in MVP — — (0.01) — (0.01) Income taxes (a) — — — — — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) — — (0.01) — (0.01) Transaction costs and other accruals related to the sale of the Clean Energy Businesses (pre-tax) — — 0.04 — 0.04 Income taxes (b) — — (0.01) — (0.01) Transaction costs and other accruals related to the sale of the Clean Energy Businesses (net of tax) — — 0.03 — 0.03 Remeasurement of deferred state income taxes related to the previously recorded impairment of MVP (net of federal income taxes) (c) — — 0.02 — 0.02 Impairment loss related to investment in Honeoye (pre-tax) — — 0.04 0.04 Income taxes (d) — — (0.01) — (0.01) Impairment loss related to investment in Honeoye (net of tax) — — 0.03 — 0.03 Adjusted EPS – non-GAAP basis $0.83 $0.04 $0.03 $(0.01) $0.89 Three Months Ended December 31, 2025 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 25% for the three months ended December 31, 2025. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 28% for the three months ended December 31, 2025. c. The remeasurement of deferred state income taxes due to changes in state apportionment on the previously recorded impairment net of accretion of the basis difference on MVP, net of federal income taxes at 21% for the three months ended December 31, 2025. d. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three months ended December 31, 2025. e. Other includes the parent company, Con Edison's tax adjustments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025. 35

4Q 2025 vs. 4Q 2024 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company (continued) CECONY O&R CET Other(c) Total Reported EPS – GAAP basis $0.96 $0.06 $0.03 $(0.15) $0.90 Loss (gain) on Sale of the Clean Energy Businesses (pre-tax) — — — 0.09 0.09 Income taxes — — — (0.02) (0.02) Loss (gain) on Sale of the Clean Energy Businesses (net of tax) — — — 0.07 0.07 Impact of the sale of the Clean Energy Businesses on the changes in state apportionments (net of federal taxes) — — — 0.01 0.01 Impact of the sale of the Clean Energy Businesses on the changes in state apportionments (net of federal taxes) — — — 0.01 0.01 HLBV effects (pre-tax) — — — 0.01 0.01 Income taxes (a) — — — — — HLBV effects (net of tax) — — — 0.01 0.01 Accretion of the basis difference of Con Edison's equity investment in MVP — — (0.01) — (0.01) Income taxes (b) — — — — — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) — — (0.01) — (0.01) Adjusted EPS – non-GAAP basis $0.96 $0.06 $0.02 ($0.06) $0.98 Three Months Ended December 31, 2024 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the three months ended December 31, 2024. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 22% for the three months ended December 31, 2024. c. Other includes the parent company, Con Edison's tax adjustments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025. 36

4Q 2025 Developments(a) CECONY & O&R In October 2025, the NYISO issued its 2025 Q3 Short-Term Assessment of Reliability (STAR) that identifies a bulk power system electric reliability need in New York City beginning in the summer of 2026 and continuing through 2030 The need is primarily driven by forecasted increases in peak demand, deactivation notices of existing generation on the Gowanus and Narrows barges and the uncertainty as to whether certain planned projects will be completed and energized within the forecasted time period (the Gowanus-Greenwood 345-138 kV feeder and the Champlain Hudson Power Express transmission line in May 2026, Empire Wind 1 in July 2027 and Propel NY in May 2030). In its 2025 Q4 STAR report issued in January 2026, the NYISO observed that the scope, scale, and nature of the forecasted reliability need remains unchanged. NYISO previously solicited both market-based and regulated solutions which remain under evaluation by the NYISO. (page 22) In October 2025, RECO further updated its June and August 2025 requests to the NJBPU for an electric rate increase, effective January 1, 2026. The company increased its requested rate increase to $31.8 million and changed the common equity ratio to 50.04 percent. The October 2025 updated filing continues to reflect a return on common equity of 10.30 percent. (page 129) In November 2025, CECONY filed a request with the NYSPSC for a steam rate increase of $66 million, effective November 1, 2026. The filing reflects a return on common equity of 9.9 percent and a common equity ratio of 48 percent. The filing includes supplemental information regarding steam rate plans for November 2027 through October 2028 and November 2028 through October 2029, which the company is not requesting but would consider through settlement discussions. For purposes of illustration, rate increases of $50 million and $50 million effective November 2027 and 2028, respectively, were calculated based upon an assumed return on common equity of 9.9 percent and a common equity ratio of 48 percent. (page 117) At December 31, 2025, CECONY’s and O&R’s customer accounts receivables balances of $2,970 million and $120 million, respectively, included aged accounts receivables (balances outstanding in excess of 60 days) of $1,427 million and $27 million, respectively. At December 31, 2024, CECONY’s and O&R’s customer accounts receivables balances of $2,947 million and $113 million, respectively, included aged accounts receivables (balances outstanding in excess of 60 days) of $1,652 million and $32 million, respectively. In comparison, CECONY’s and O&R’s customer accounts receivable balances at February 28, 2020 were $1,322 million and $89 million, respectively, including aged accounts receivables (balances outstanding in excess of 60 days) of $408 million and $15 million, respectively. (page 53) In December 2025, the United States Department of the Interior issued stop work orders to a number of awarded offshore wind projects, including Sunrise Wind and Empire Wind 1, citing national security risks. In January and February 2026, a federal district judge granted Empire Wind 1 and Sunrise Wind a preliminary injunction that allowed construction activities to resume. Empire Wind 1 (810 MW), is a project that is expected to enter commercial operation in 2027 and connect to the New York City electrical grid at CECONY’s Gowanus substation. (page 34) a. Page references to 2025 Form 10-K unless noted otherwise. 37

4Q 2025 Developments (continued)(a) CECONY & O&R In December 2025, CECONY issued its preliminary 2025 Local Transmission Plan (LTP), which projected reliability needs in New York driven by increasing load demand, cumulative generator retirements without incremental new generation resources, and reliability design criteria updates. Following CECONY’s preliminary 2025 LTP, the NYSPSC issued an order directing CECONY to develop a reliability contingency plan by June 2026 to address projected reliability needs in New York City. (page 22) In January 2026, pursuant to the NYSPSC order, CECONY filed its updated projection of reliability needs in New York City of 125 MW beginning in 2032 and increasing to 750 MW by 2036. Additionally, CECONY issued a Request for Information (RFI) to engage with stakeholders for the submission of feasible, effective, timely and cost-effective options to meet these needs. The RFI will be used to inform CECONY's New York City reliability contingency plan. (pages 22-23) In January 2026, the NYSPSC approved the November 2025 Joint Proposal for new electric and gas rate plans for CECONY for the three-year period January 2026 through December 2028 that provides for electric rate increases of $222 million, $473 million, and $329 million, effective January 2026, 2027, and 2028, respectively, that will be implemented on a shaped bill impact basis resulting in a consistent total bill impact of 2.80% each year with corresponding base rate increases of $234 million, $410 million and $421 million, respectively. The gas rate plan provides for rate changes of $(46) million, $170 million, and $93 million, effective January 2026, 2027, and 2028, respectively, that will be implemented on a shaped bill impact basis resulting in a consistent total bill impact of 2.01% each year with corresponding base rate increases of $28 million, $69 million and $70 million, respectively. Other major provisions include the continuation of the revenue decoupling mechanism for electric and gas services, the continuation of provision for recovery of cost of purchased power, gas, and fuel, and the continuation of earnings opportunities from Earnings Adjustment Mechanisms (EAM) for meeting energy efficiency goals and other potential incentives. The gas rate plan also provides that $33.3 million in annual gas revenue requirement ($100 million in aggregate from 2026 through 2028) will be recovered through a rate adjustment mechanism that is subject to refund to customers relating to the NYSDPS's review of CECONY's gas main welds. CECONY is unable to estimate the amount or range of its possible loss related to this matter. (pages 9, 130) a. Page references to 2025 Form 10-K unless noted otherwise. 38

4Q 2025 Developments *(continued)*[(a)]

CECONY & O&R

The subset of distributed energy resources (DER) that produce electricity is collectively called distributed generation (DG). DG includes solar energy production facilities, fuel cells, and micro-turbines, and provides an alternative source of electricity for the Utilities' electric delivery customers. Energy storage, though not a form of DG, is also a source of electricity for the Utilities' electric delivery customers. Typically, customers with DG remain connected to the utility's delivery system and do not pay a different rate. Gas delivery customers have electricity, oil and propane as alternatives, and steam customers have electricity, oil and natural gas as alternative sources for heating and cooling their buildings. Micro-grids and community-based micro-grids enable DG to serve multiple locations and multiple customers. The Companies expect DERs and electric alternatives to gas and steam, to increase, and for gas and steam usage to decrease, as the Climate Leadership and Community Protection Act (CLCPA) enacted by New York State and the Climate Mobilization Act enacted by New York City continue to be implemented.The following table shows the aggregate capacities of the DG projects connected to the Utilities' distribution systems at December 31, 2025 was as follows: (pages 19-20)

	Total Distribution - Level DG	Number of DG Projects
CECONY	1,227 MW	87,032
O&R	400 MW	17,248

The Utilities' estimate that, under Design Weather Conditions, the 2026 service area electric hourly peak demand, the 2026/2027 service area peak day demand for firm gas customers and the winter of 2026/2027 hourly peak demand of its steam customers are as follows:

	Electric Projected Hourly Peak Demand	Gas Projected Peak Day Demand	Steam Projected Hourly Peak Demand
CECONY	12,690 MW	1,648 MDt	7.3 MMlb
O&R	1,600 MW	247 MDt	

The electric peak demand typically occurs during the summer air conditioning season, and the gas peak and steam actual hourly peak demand occurs during the winter heating season (pages 22, 24-27)

The Utilities' current five-year forecasts for 2026 - 2030 average annual change in electric and gas peak demand, and in steam peak demand in its service area at design weather conditions are below (pages 22, 24-26, 28-29)

	Electric	Gas	Steam
CECONY	0.7 percent	0.2 percent	(0.9) percent
O&R	4.1 percent	1.2 percent	

a. Page references to 2025 Form 10-K unless noted otherwise.

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4Q 2025 Developments (continued)(a) a. Page references to 2025 Form 10-K unless noted otherwise. 40 Con Edison Transmission In January 2026, Con Edison Transmission completed the sale of approximately 40 percent of its approximately 6.6 percent interest in Mountain Valley Pipeline, LLC (MVP) to one of the founding members of MVP and expects to complete the sale of its remaining interest in MVP to another founding member during the first half of 2026 for total aggregate consideration of $357.5 million, subject to certain closing adjustments. (page 9) Con Edison Transmission and CECONY are considering strategic alternatives with respect to their investments in Honeoye. (page 9)

2025 EPS (GAAP) to Adjusted EPS (non-GAAP) Reconciliation

	Earnings per Share		Net Income for Common Stock ($ in Millions)	
	2025	2024	2025	2024
Reported EPS and Net Income for Common Stock and EPS – GAAP basis	**$5.66**	**$5.26**	**$2,023**	**$1,820**
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (pre-tax) (a)	—	0.18	—	63
Income taxes (a)(b)	—	(0.04)	(1)	(13)
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (net of tax)	**—**	**0.14**	**(1)**	**50**
Accretion of the basis difference of Con Edison's equity investment in MVP	(0.04)	(0.01)	(12)	(6)
Income taxes (c)	0.01	—	3	1
Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax)	**(0.03)**	**(0.01)**	**(9)**	**(5)**
Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye (pre-tax)	0.04	—	17	—
Income taxes (d)	(0.01)	—	(5)	—
Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye (net of tax)	**0.03**	**—**	**12**	**—**
Remeasurement of deferred state income taxes related to the previously recorded impairment of MVP (net of federal income taxes) (e)	**0.02**	**—**	**7**	**—**
Impairment loss related to investment in Honeoye (pre-tax)	0.04	—	13	—
Income taxes (f)	(0.01)	—	(3)	—
Impairment loss related to investment in Honeoye (net of tax)	**0.03**	**—**	**10**	**—**
Gain on the sale of an interest in a solar electric production project (pre-tax)	(0.01)	—	(4)	—
Income taxes (g)	—	—	1	—
Gain on the sale of an interest in a solar electric production project (net of tax)	**(0.01)**	**—**	**(3)**	**—**
HLBV effects (pre-tax)	—	0.01	(2)	4
Income taxes (h)	—	—	1	(1)
HLBV effects (net of tax)	**—**	**0.01**	**(1)**	**3**
Adjusted EPS and Adjusted Earnings – non-GAAP basis	**$5.70**	**$5.40**	**$2,038**	**$1,868**

a. On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses. The loss (gain) and other impacts related to the sale of all of the stock of the Clean Energy Businesses were adjusted ($1 million) and ($0.18 a share and $0.13 a share net of tax or $62 million and $46 million net of tax) to reflect closing adjustments during the year ended December 31, 2025 and 2024, respectively.
b. The amount of income taxes for the adjustment on the gain on the sale of all of the stock of the Clean Energy Businesses had an effective tax rate of 26% for the year ended December 31, 2024. Amounts shown include the impact of the changes in state unitary tax apportionments ($0.01 a share net of federal taxes or $3 million net of federal taxes) for the year ended December 31, 2024.
c. The amount of income taxes was calculated using a combined federal and state income tax rate of 22% for the year ended December 31, 2025 and 2024, respectively.
d. The amount of income taxes was calculated using a combined federal and state income tax rate of 28% for the year ended December 31, 2025.
e. The remeasurement of deferred state income taxes due to changes in state apportionment on the previously recorded impairment net of accretion of the basis difference on MVP, net of federal income taxes at 21% for the year ended December 31, 2025.
f. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the year ended December 31, 2025.
g. The amount of income taxes was calculated using a combined federal and state income tax rate of 28% for the year ended December 31, 2025.
h. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the year ended December 31, 2024.

conEdison, inc.
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2024 Adjusted EPS CECONY O&R CET Other 2025 Adjusted EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (non-GAAP) 2024 Reported EPS CECONY O&R CET Other 2025 Reported EPS $5.26 $0.28 $— $(0.09) $0.21 $5.66 $5.40 $0.28 $— $(0.03) $0.05 $5.70 (a) (a) a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project held for sale at December 31, 2024, with the sale and transfer completed in January 2025. Walk from 2024 EPS to 2025 EPS and 2024 Adjusted EPS (non-GAAP) to 2025 Adjusted EPS (non-GAAP) 42

EPS (GAAP Basis) Adjusted EPS (non- GAAP Basis) Higher electric rate base $0.28 $0.28 CECONY(a) Higher income from allowance for funds used during construction 0.09 0.09 Higher gas rate base 0.06 0.06 Lower other corporate expenses 0.01 0.01 Dilutive effect of issuance of common shares (0.18) (0.18) Higher interest expense (0.11) (0.11) Impact of the May 2024 NYSPSC order denying CECONY's request to capitalize costs to implement its new customer billing and information system 0.11 0.11 Other 0.02 0.02 Total CECONY $0.28 $0.28 Gas base rate increase $0.03 $0.03 O&R(a)Higher interest expense on long-term debt (0.02) (0.02) Other (0.01) (0.01) Total O&R $— $— 2025 vs. 2024 EPS and Adjusted EPS (non-GAAP) Variances – Year Ended Variation 43 a. Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. The Utilities' gas and CECONY’s steam sales are subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

EPS (GAAP Basis) Adjusted EPS (non- GAAP Basis) Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye $(0.03) $— CET Impairment loss related to investment in Honeoye (0.03) — Remeasurement of deferred state income taxes related to the previously recorded impairment of MVP (0.02) — Income tax adjustment in 2024 due to AFUDC from MVP (0.02) (0.02) Accretion of the basis difference of Con Edison's equity investment in MVP 0.02 — Other (0.01) (0.01) Total CET $(0.09) $(0.03) Loss (gain) and other impacts related to the sale of the Clean Energy Businesses $0.14 $— Other, including parent company expenses(a) Lower accrued commitment to Consolidated Edison Foundation, Inc. 0.03 0.03 Lower taxes other than income taxes 0.01 0.01 HLBV effects 0.01 — Gain on the sale of an interest in a solar electric production project 0.01 — Other 0.01 0.01 Total Other $0.21 $0.05 Total $0.40 $0.30 2025 vs. 2024 EPS and Adjusted EPS (non-GAAP) Variances – Year Ended Variation 44 a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025.

2025 vs. 2024 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company CECONY O&R CET Other(e) Total Reported EPS – GAAP basis $5.33 $0.30 $0.04 ($0.01) $5.66 Accretion of the basis difference of Con Edison's equity investment in MVP — — (0.04) — (0.04) Income taxes (a) — — 0.01 — 0.01 Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) — — (0.03) — (0.03) Transaction costs and other accruals related to the sale of the Clean Energy Businesses (pre-tax) — — 0.04 — 0.04 Income taxes (b) — — (0.01) — (0.01) Transaction costs and other accruals related to the sale of the Clean Energy Businesses (net of tax) — — 0.03 — 0.03 Remeasurement of deferred state income taxes related to the previously recorded impairment of MVP (net of federal income taxes) (c) — — 0.02 — 0.02 Impairment loss related to investment in Honeoye (pre-tax) — — 0.04 — 0.04 Income taxes (d) — — (0.01) — (0.01) Impairment loss related to investment in Honeoye (net of tax) — — 0.03 — 0.03 Gain on the sale of an interest in a solar electric production project (pre-tax) — — — (0.01) (0.01) Income taxes (e) — — — — — Gain on the sale of an interest in a solar electric production project (net of tax) — — — (0.01) (0.01) Adjusted EPS – non-GAAP basis $5.33 $0.30 $0.09 ($0.02) $5.70 Year Ended December 31, 2025 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 22% for the year ended December 31, 2025. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 28% for the year ended December 31, 2025. c. The remeasurement of deferred state income taxes due to changes in state apportionment on the previously recorded impairment net of accretion of the basis difference on MVP, net of federal income taxes at 21% for the year ended December 31, 2025. d. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the year ended December 31, 2025. e. The amount of income taxes was calculated using a combined federal and state income tax rate of 28% for the year ended December 31, 2025. f. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project held for sale at December 31, 2024, with the sale and transfer completed in January 2025. 45

2025 vs. 2024 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company (continued) CECONY O&R CET Other(d) Total Reported EPS – GAAP basis $5.05 $0.30 $0.13 $(0.22) $5.26 Loss (gain) on Sale of the Clean Energy Businesses (pre-tax) — — — 0.18 0.18 Income taxes (a) — — — (0.05) (0.05) Loss (gain) on Sale of the Clean Energy Businesses (net of tax) — — — 0.13 0.13 Impact of the sale of the Clean Energy Businesses on the changes in state apportionments (net of federal taxes) — — — 0.01 0.01 Impact of the sale of the Clean Energy Businesses on the changes in state apportionments (net of federal taxes) — — — 0.01 0.01 Accretion of the basis difference of Con Edison's equity investment in MVP — — (0.01) — (0.01) Income taxes (b) — — — — — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) — — (0.01) — (0.01) HLBV effects (pre-tax) — — — 0.01 0.01 Income taxes (c) — — — — — HLBV effects (net of tax) — — — 0.01 0.01 Adjusted EPS – non-GAAP basis $5.05 $0.30 $0.12 $(0.07) $5.40 Year Ended December 31, 2024 a. The income taxes on the loss (gain) on sale of the Clean Energy Businesses had an effective tax rate of 26% for the year ended December 31, 2024. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 22% for the year ended December 31, 2024. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the year ended December 31, 2024. d. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project held for sale at December 31, 2024, with the sale and transfer completed in January 2025. 46

Six-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (non-GAAP)

12 Months Ending December 31,

	2020	2021	2022	2023	2024	2025
Reported EPS – GAAP basis	**$3.29**	**$3.86**	**$4.68**	**$7.21**	**$5.26**	**$5.66**
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (pre-tax) (a)	—	—	(0.03)	(2.53)	0.18	—
Income taxes (a)	—	—	0.35	0.32	(0.03)	—
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (net of tax)	**—**	**—**	**0.32**	**(2.21)**	**0.15**	**—**
Accretion of basis difference of Con Edison's equity investment in Mountain Valley Pipeline (pre-tax)	—	—	—	—	(0.03)	(0.04)
Income taxes (a)	—	—	—	—	0.01	0.01
Accretion of basis difference of Con Edison's equity investment in Mountain Valley Pipeline (net of tax)	**—**	**—**	**—**	**—**	**(0.02)**	**(0.03)**
Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye (pre-tax)	—	—	—	—	—	0.04
Income taxes (a)	—	—	—	—	—	(0.01)
Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye (net of tax)	**—**	**—**	**—**	**—**	**—**	**0.03**
Remeasurement of deferred state income taxes related to the previously recorded impairment of MVP (net of federal income taxes)	**—**	**—**	**—**	**—**	**—**	**0.02**
Impairment loss related to investment in Honeoye (pre-tax)	—	—	—	—	—	0.04
Income taxes (a)	—	—	—	—	—	(0.01)
Impairment loss related to investment in Honeoye (net of tax)	**—**	**—**	**—**	**—**	**—**	**0.03**
Gain on the sale of an interest in a solar electric production project (pre-tax)	—	—	—	—	—	(0.01)
Income taxes (a)	—	—	—	—	—	—
Gain on the sale of an interest in a solar electric production project (net of tax)	**—**	**—**	**—**	**—**	**—**	**(0.01)**
HLBV effects (pre-tax)	0.14	(0.41)	(0.17)	0.04	0.01	—
Income taxes (a)	(0.04)	0.12	0.05	(0.01)	—	—
HLBV effects (net of tax)	**0.10**	**(0.29)**	**(0.12)**	**0.03**	**0.01**	**—**
Net mark-to-market effects (pre-tax)	0.18	(0.15)	(0.51)	0.04	—	—
Income taxes (a)	(0.05)	0.05	0.16	(0.01)	—	—
Net mark-to-market effects (net of tax)	**0.13**	**(0.10)**	**(0.35)**	**0.03**	**—**	**—**
Remeasurement of deferred state taxes related to dispositions prior to 2022 (net of federal taxes)	**—**	**—**	**0.04**	**—**	**—**	**—**
Impairment losses related to investment in the Mountain Valley Pipeline, LLC (pre-tax)	0.95	0.66	—	—	—	—
Income taxes (a)	(0.29)	(0.19)	—	—	—	—
Impairment loss related to investment in the Mountain Valley Pipeline, LLC (net of tax)	**0.66**	**0.47**	**—**	**—**	**—**	**—**
Loss from sale of a renewable electric project (pre-tax)	—	0.01	—	—	—	—
Income taxes (a)	—	—	—	—	—	—
Loss from sale of a renewable electric project (net of tax)	**—**	**0.01**	**—**	**—**	**—**	**—**
Impairment loss related to investment in Stagecoach (pre-tax)	—	0.61	—	—	—	—
Income taxes (a)	—	(0.19)	—	—	—	—
Impairment losses related to investment in Stagecoach (net of tax)	**—**	**0.42**	**—**	**—**	**—**	**—**
Goodwill impairment on Honeoye (pre-tax)	—	0.02	—	—	—	—
Income taxes (a)	—	—	—	—	—	—
Goodwill impairment on Honeoye (net of tax)	**—**	**0.02**	**—**	**—**	**—**	**—**
Adjusted EPS – non-GAAP basis	**$4.18**	**$4.39**	**$4.57**	**$5.06**	**$5.40**	**$5.70**

a. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the years ended December 31, 2020 - 2025.

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Earnings Adjustment Mechanisms (EAMs) and Positive Incentives Earnings Adjustment Mechanisms ($ in millions) $41 $63 $40 $40 $59 $39 $1 $4 $1 CECONY O&R 2023 2024 2025 $3 $3 $15 $3 $3 $15 CECONY O&R 2023 2024 2025 Positive Incentives(a) ($ in millions) a. Does not reflect negative revenue adjustments for CECONY of $3 million, $5 million and $7 million recorded in 2023, 2024 and 2025, respectively, and immaterial amounts recorded in 2023, 2024 and 2025 for O&R. In 2024, CECONY reversed a negative revenue adjustment from a prior period of $3 million. b. In 2025 and 2024, CECONY recorded a reduction in the amount of previously recorded earnings adjustment mechanisms of $7.3 million and $2.5 million, respectively. (b) 48 (b)

CECONY and O&R Operations and Maintenance Expenses


Departmental
($ in millions)
$1,775
$1,808
$2,029
$2,110
$2,211
$2,329
2021
2022
2023(c)
2024(c)
2025
2026E


Other Expenses(a)
($ in millions)
Other
Regulatory Fees and Assessments
Healthcare/ Other Employee Benefits
Pension/ OPEBs(b)
$990
$420
$412
$189
$(31)
$1,585
$530
$436
$171
$448
$1,522
$493
$466
$191
$372
$1,630
$702
$555
$212
$161
$1,563
$745
$548
$232
$38
$1,135
$496
$462
$186
$(9)
2021(c)
2022(c)
2023(c)
2024(c)
2025
2026E

a. Other Expenses generally are either reconciled through amounts reflected in rates or represent surcharges that are recovered in revenues from customers.
b. Represents service costs net of capitalization and rate reconciliation; excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. For the year ended December 31, 2025, CECONY and O&R recorded net non-service cost components of $(731) million and $(39) million, respectively. See page 59 of the 2025 Form 10-K. For the year ended December 31, 2026, CECONY and O&R forecast net non-service cost components of $(494) million and $(24) million, respectively.
c. Certain prior period amounts have been reclassified within the companies' other operations and maintenance expenses to conform with current period presentation.

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Composition of Average Rate Base(a) (as of December 31, 2025) a. Average rate base for 12 months ended December 31, 2025. b. Reflects O&R’s Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025. CECONY ($ in millions) Electric New York $31,456 Gas New York 10,559 Steam New York 1,922 Total CECONY $43,937 O&R ($ in millions) O&R Electric(b) New York $1,337 O&R Gas(b) New York 695 RECO New Jersey 383 Total O&R $2,415 Total Rate Base $46,352 CECONY Electric CECONY Gas CECONY Steam O&R Electric and Gas RECO 50

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended December 31, 2025) ROE Regulated Basis Equity Ratio Authorized Actual Rate Effective Date Authorized Actual CECONY Electric 9.25% 9.44% January 1, 2023 Gas 9.25 9.58 January 1, 2023 Steam 9.25 6.65 November 1, 2023 Overall 9.25% 9.35% 48.00% 46.89% O&R Electric 9.75% 9.30% January 1, 2025 Gas 9.75 9.64 January 1, 2025 RECO 9.60 7.54 January 1, 2022 Overall 9.73% 9.12% 48.06% 47.46% a. Weighted by rate base. (a) (a) 51 Execution on rate plans supports safe, reliable service and strong financial results

Financing Plan Activity in 2025 . a. Excludes common equity issued under Con Edison's dividend reinvestment, employee stock purchase and long-term incentive plans. ($ in millions) Planned Actual Comment Common Equity Issuance(a) Up to $1,350 _________$1,308 In March: • Issued 7,000,000 of common shares through physical settlement of the December 2024 equity forward sale agreement • Issued 6,300,000 common shares Debt Long-Term Debt Up to $1,750 ___________$250 ___________$900 • In September, issued 5.99% Debentures due 2055 at O&R • In November, issued 5.75% Debentures due 2055 at CECONY Credit Facilities ___________$500 • In March, CECONY entered into a $500 million 364-day revolving credit facility which replaced a $500 million 364-day revolving credit facility that was set to expire in March 2025 Term Loan ___________$200 $500 • In January, CECONY borrowed the remaining $200 million from a $700 million 364-day senior unsecured term loan facility due in November 2025. The total amount borrowed under the term loan was repaid in November. • In November, CECONY entered into a $500 million 364-day senior unsecured term loan facility and borrowed the full amount, due in November 2026. 52

$3,635 $4,001 $4,379 $4,699 $4,946 $6,533 $6,592 $6,939 $8,524 $8,571 2021 2022 2023 2024 2025 2026E 2027E 2028E 2029E 2030E Utilities' Capital Investments Gas Electric Annual CECONY Capital Investments Annual O&R Capital Investments Electric Gas Steam Depreciation Electric Gas Depreciation 2021 2,189 1,126 103 1,705 147 70 95 2022 2,522 1,128 108 1,778 167 76 98 2023 2,909 1,046 128 1,924 211 85 105 2024 3,088 1,154 132 2,037 214 111 117 2025 3,201 1,151 113 2,193 337 144 127 2026E 4,766 1,093 127 2,221 415 132 138 2027E 4,852 1,057 193 2,221 380 110 152 2028E 5,019 1,066 201 2,221 502 151 179 2029E 6,228 1,436 223 2,710 494 143 190 2030E 6,293 1,451 209 3,040 479 139 206 Steam Depreciation Actual Forecast a. Forecast for 2026, 2027 and 2028 reflects CECONY’s new Electric and Gas rate plans (Case 25-E-0072 & 25-G-0073) approved in January 2026. b. Forecast for 2026 and 2027 reflects O&R’s Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025. c. 2025 Form 10-K, page 30. (a)(b)(c) ($ in millions) 53 CECONY & O&R Electric - actual CECONY & O&R Gas - actual CECONY & O&R Steam - actual CECONY & O&R Electric - forecast CECONY & O&R Gas - forecast CECONY & O&R Steam - forecast

Commercial Paper Borrowings ($ in millions) a. The revolving credit facilities support Con Edison's, CECONY's and O&R's commercial programs. 54

Income Statement - 2025 Fourth Quarter and Year-To-Date ($ in millions)

QTD	CECONY	O&R	CET[a]	Other[c]	Total
Total operating revenues	$3,689	$306	$1	$(1)	$3,995
Depreciation and amortization	562	33	—	—	595
Other operating expenses	2,643	252	21	1	2,917
Total operating expenses	3,205	285	21	1	3,512
Gain on the sale of an interest in a solar electric production project	—	—	—	4	4
Operating income (loss)	484	21	(20)	2	487
Other income (deductions)	189	12	(3)	5	203
Interest expense	291	17	—	5	313
Income before income tax expense (benefit)	382	16	(23)	2	377
Income tax expense (benefit)	82	2	(3)	(1)	80
Net income (loss)	$300	$14	$(20)	$3	$297
Income (Loss) attributable to non-controlling interest	—	—	3	(3)	—
Net income (loss) for common stock	$300	$14	$(17)	$—	$297

YTD	CECONY	O&R	CET[b]	Other[c]	Total
Total operating revenues	$15,651	$1,265	$4	$(2)	$16,918
Depreciation and amortization	2,193	127	1	—	2,321
Other operating expenses	10,646	984	29	7	11,666
Total operating expenses	12,839	1,111	30	7	13,987
Gain on the sale of an interest in a solar electric production project	—	—	—	4	4
Operating income (loss)	2,812	154	(26)	(5)	2,935
Other income	797	46	46	6	895
Interest expense	1,159	65	—	9	1,233
Income before income tax expense (benefit)	2,450	135	20	(8)	2,597
Income tax expense (benefit)	544	27	9	(6)	574
Net income (loss)	$1,906	$108	$11	$(2)	$2,023
Income (Loss) attributable to non-controlling interest	—	—	3	(3)	—
Net income (loss) for common stock	$1,906	$108	$14	$(5)	$2,023

Con Edison's consolidated financial statements and the notes thereto are in Part II, Item 8 of the 2025 Form 10-K.

a. Net loss for common stock for CET of $(17) million includes pre-tax investment income of $7.6 million from MVP and $4.5 million from New York Transco LLC for the three months ended December 31, 2025.
b. Net income for common stock for CET of $14 million includes pre-tax investment income of $29.7 million from MVP and $32.5 million from New York Transco LLC for the year ended December 31, 2025.
c. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025.

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Condensed Statement of Cash Flows – Year Ended December 31, 2025 ($ in millions) CECONY O&R CET Other(a) Total Net cash flows from (used in) operating activities $4,529 $249 $53 $(31) $4,800 Net cash flows from (used in) investing activities (4,800) (445) (50) 46 (5,249) Net cash flows from (used in) financing activities 598 182 (7) (27) 746 Net change for the period 327 (14) (4) (12) 297 Balance at beginning of period 1,254 38 23 18 1,333 Balance at end of period (b) 1,581 24 19 6 1,630 a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A of the 2025 Form 10-K. Con Edison’s consolidated financial statements and the notes thereto are in Part II, Item 8 of the 2025 Form 10-K. 56

Condensed Balance Sheet - As of December 31, 2025 ($ in millions) Balance Sheet CECONY O&R CET Other Total ASSETS Current assets $6,433 $337 $21 $(41) $6,750 Investments 725 22 462 4 1,213 Net plant 51,861 3,540 3 (1) 55,403 Other noncurrent assets 10,297 521 2 417 11,237 Total assets $69,316 $4,420 $488 $379 $74,603 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $5,944 $396 $18 $256 $6,614 Noncurrent liabilities 17,275 1,242 (61) (208) 18,248 Long-term debt 24,060 1,491 — — 25,551 Equity 22,037 1,291 531 331 24,190 Total liabilities and equity $69,316 $4,420 $488 $379 $74,603 Con Edison’s consolidated financial statements and the notes thereto are in Part II, Item 8 of the 2025 Form 10-K. 57

Organizational Structure

conEdison

Market Cap[a]:	**$35.8 billion**
Issuer Ratings[b]:	Baa1 / A- / BBB+
Outlook[b]:	Stable / Stable / Stable

Regulated Energy Delivery

- **Consolidated Edison Company of New York, Inc. (CECONY)[c]**
  - **Ratings[b]:** A3 / A- / A-
  - **Outlook[b]:** Stable / Stable / Stable
- **Orange and Rockland Utilities, Inc. (O&R)[d]**
  - **Ratings[b]:** Baa1 / A- / A-
  - **Outlook[b]:** Stable / Stable / Stable
  - **Rockland Electric Company (RECO)**

FERC Regulated Transmission

- **Con Edison Transmission, Inc.**
  (Con Edison Transmission or CET)

Percentages of Total Assets by Business

2025 Total Assets: $75 billion[a]



5.9%
0.7%
0.5%
92.9%
CECONY
O&R
CET
Other

a. As of December 31, 2025.
b. Con Edison's issuer ratings and the senior unsecured ratings of CECONY and O&R and outlook shown in order of Moody's / S&P Global Ratings (S&P) / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
c. CECONY delivers electricity to approximately 3.7 million customers, gas to approximately 1.1 million customers and steam to approximately 1,490 customers.
d. O&R delivers electricity to approximately 0.3 million customers and gas to over 0.1 million customers.

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Capital Structure – December 31, 2025(a) Consolidated Edison, Inc. Baa1 / A- / BBB+ CECONY A3 / A- / A- O&R Baa1 / A- / A- Parent and Other Debt $ 26,301 52% Equity 24,190 48 Total $ 50,491 100% Debt $ 24,810 53% Equity 22,037 47 Total $ 46,847 100% Debt $ 1,491 54% Equity 1,291 46 Total $ 2,782 100% Debt $ — —% Equity 862 100 Total $ 862 100% a. Amounts shown exclude notes payable and include the current portion of long-term debt and term loan. Con Edison's issuer ratings and the senior unsecured credit ratings of CECONY and O&R shown in order of Moody's / S&P / Fitch, with stable outlooks for each entity. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. ($ in millions) 59

Rating Agency Credit Metrics

In 2025, Moody's, S&P and Fitch affirmed the ratings for Con Edison, CECONY and O&R

Rating Agency	Rating / Outlook[a]	Rating Agency Key Metric[b]	Rating Agency Forecast[c]	Rating Agency Downgrade Threshold
Moody's Investors Services	• Con Edison: Baa1 / Stable • CECONY: A3 / Stable • O&R: Baa1 / Stable	CFO pre-WC[e] / Debt	• >17% • >17% • >16%	• <17% • <17% • <15%
S&P Global Ratings[d]	• Con Edison: A- / Stable • CECONY: A- / Stable • O&R: A- / Stable	Funds from operations to Debt	• 16 - 18% • 16 - 18% • 17 - 19%	• <16% • <16% • <16%
Fitch Ratings	• Con Edison: BBB+ / Stable • CECONY: A- / Stable • O&R: A- / Stable	Funds from operations - Adjusted Leverage	• ~4.8x • ~4.9x • ~4.4x	• >5.0x • >5.0x • >5.0x

This slide reflects the company's understanding of certain credit criteria of the rating agencies at this time, which are subject to change.

Source: Moody's Credit Opinion March 30, 2025 for Con Edison, Moody's Credit Opinion March 28, 2025 for CECONY and Moody's Credit Opinion June 26, 2025 for O&R; S&P Rating Action June 9, 2025 for Con Edison and S&P Rating Action March 20, 2025 for CECONY and O&R; Fitch Rating Report September 3, 2025 for Con Edison, CECONY and O&R

a. Represents Con Edison's issuer ratings and the senior unsecured ratings of CECONY and O&R. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at anytime.
b. As defined and calculated by each respective rating agency. The rating agencies use other metrics that are not described on this slide.
c. Forecast represents: "through the rate plan" for Moody's regarding CECONY and O&R; "company will sustain" for S&P; "over 2024-2028" for Fitch regarding Con Edison, "over our forecast period" for CECONY and "over 2025-2029" regarding O&R.
d. S&P rates CECONY and O&R on a group rating methodology with Con Edison.
e. CFO pre-WC is defined by Moody's as cash flow from operations before changes in working capital.

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Con Edison Sustainability Resources • 2025 Proxy Statement • CECONY Climate Change Vulnerability Study and Climate Change Resilience and Adaptation Plan • O&R Climate Change Vulnerability Study and Climate Change Resilience and Adaptation Plan • 2024 Disadvantaged Communities Report for the NYSPSC • Highlighting how the Company supports our communities through Community Partnerships • Our Standards of Business Conduct guide our Political Engagement • Con Edison’s Clean Energy Vision looking toward a clean energy future • Sustainability Report - Con Edison's Sustainability report • CECONY Economic Impact Reports • 2025 Con Edison Webinar: Delivering Reliable and Resilient Energy for the Future Our Sustainability reporting standards: • Global Reporting Initiative Content Index • Edison Electric Institute / American Gas Association templates – Industry reporting standards • Sustainability Accounting Standards Board (SASB) – Broad reporting standard • Task Force on Climate-Related Financial Disclosures (TCFD) – Broad reporting standard • Our environmental impacts including carbon emissions disclosures are filed with the Carbon Disclosure Project (CDP) Link to more resources: https://investor.conedison.com/sustainability-resources 61

INTERNAL 2025 Earnings Release Presentation February 19, 2026